


                                                                  Exhibit 4.26

                                                                  EXECUTION COPY


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                              COLLATERAL AGREEMENT


                                     made by


                           SIRIUS SATELLITE RADIO INC.


                                   in favor of


                              THE BANK OF NEW YORK,
                               as Collateral Agent


                            Dated as of March 7, 2001


================================================================================




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                                TABLE OF CONTENTS

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SECTION 1. DEFINED TERMS..........................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Other Definitional Provisions...................................................................5


SECTION 2. GRANT OF SECURITY INTEREST.............................................................................5


SECTION 3. REPRESENTATIONS AND WARRANTIES.........................................................................5
         3.1      Title; No Other Liens...........................................................................5
         3.2      Perfected First Priority Liens..................................................................6
         3.3      Chief Executive Office..........................................................................6
         3.4      Satellite Contract..............................................................................6


SECTION 4. COVENANTS..............................................................................................7
         4.1      Delivery of Instruments and Chattel Paper.......................................................7
         4.2      Maintenance of Insurance........................................................................7
         4.3      Maintenance of Perfected Security Interest; Further Documentation...............................8
         4.4      No Additional Liens.............................................................................8
         4.5      Changes in Locations, Name, etc.................................................................8
         4.6      Notices.........................................................................................9
         4.7      Satellite Contract..............................................................................9


SECTION 5. REMEDIAL PROVISIONS....................................................................................9
         5.1      Communications with Obligors; Borrower Remains Liable...........................................9
         5.2      Proceeds to be Turned Over To Collateral Agent..................................................9
         5.3      Application of Proceeds.........................................................................9
         5.4      Code and Other Remedies........................................................................10
         5.5      Waiver; Deficiency.............................................................................10


SECTION 6. THE COLLATERAL AGENT..................................................................................11
         6.1      Collateral Agent's Appointment as Attorney-in-Fact, etc........................................11
         6.2      Duty of Collateral Agent.......................................................................12
         6.3      Execution of Financing Statements..............................................................12
         6.4      Authority of Collateral Agent..................................................................13
         6.5      Reliance by Collateral Agent; Indemnity Against Liabilities, etc...............................14
         6.6      Resignation and Removal of the Collateral Agent................................................14
         6.7      Compensation and Expenses......................................................................15
         6.8      Collateral Held by Collateral Agent............................................................15
         6.9      Experts and Advisers...........................................................................15

                                       i




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         6.10     Enforcement Expenses; Indemnification..........................................................16


SECTION 7. MISCELLANEOUS.........................................................................................16
         7.1      Amendments in Writing..........................................................................16
         7.2      Notices........................................................................................16
         7.3      No Waiver by Course of Conduct; Cumulative Remedies............................................17
         7.4      Successors and Assigns.........................................................................18
         7.5      Set-Off........................................................................................18
         7.6      Counterparts...................................................................................18
         7.7      Severability...................................................................................18
         7.8      Section Headings...............................................................................18
         7.9      Integration....................................................................................18
         7.10     GOVERNING LAW..................................................................................19
         7.11     Submission To Jurisdiction; Waivers............................................................19
         7.12     Acknowledgments................................................................................19
         7.13     Releases.......................................................................................19
         7.14     WAIVER OF JURY TRIAL...........................................................................20

Schedules
---------

Schedule 1        Filings and Other Actions Required to Perfect
                  Security Interest

Schedule 2        Jurisdiction of Incorporation and Location of Chief
                  Executive Office

         COLLATERAL AGREEMENT, dated as of March 7, 2001, made by SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Borrower"), in favor of THE BANK OF NEW YORK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - - -

         WHEREAS, pursuant to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among the Borrower, the several banks and other financial institutions or entities from time to time parties to the Term Loan Agreement (the "Lenders"), Lehman Brothers Inc., as advisor, lead arranger and book manager, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Term Loan Agreement that the Borrower shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Borrower hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement (provided that the Collateral Agent shall be promptly notified of any amendment to the definition of any such terms under the Term Loan Agreement, which terms are material to the Collateral Agent for the performance of its obligations hereunder), and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Certificated Security, Chattel Paper and Instruments.

         (b) The following terms shall have the following meanings:

         "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Approved Ground Storage Site": a ground storage site located in the United States; (i) with respect to which location the Administrative Agent has given at least 30 days' prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) with respect to which the Borrower has delivered (a) to the Collateral Agent all executed financing statements and other documents reasonably requested by the Collateral Agent or the Administrative Agent to obtain, in the jurisdiction relevant to such location, a valid, perfected and first priority security interest in the Fourth Satellite to be stored in such location and (b) to




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                                                                               2

the Collateral Agent and the Administrative Agent such further information in connection with such location as the Collateral Agent or the Administrative Agent shall reasonably request in writing relating to the perfection of the Collateral Agent's security interest in the Fourth Satellite.

         "Collateral": as defined in Section 2.

         "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 5.2.

         "Fourth Satellite": the fourth FS-1300 spacecraft to be delivered to the Borrower pursuant to the Satellite Contract. References to the Fourth Satellite shall be deemed to include any spacecraft acquired or otherwise in the possession of the Borrower or any of its Subsidiaries for the purpose of replacing any Fourth Satellite no longer used or usable by the Borrower as a ground spare satellite.

         "Fourth Satellite Contract Rights": all right, title and interest of the Borrower in, to and under the Satellite Contract, insofar as it relates to the Fourth Satellite and the Borrower's rights and remedies with respect thereto, including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising thereunder and
(iii) all rights of the Borrower to perform and to exercise all remedies thereunder.

         "Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the Borrower or any of its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Lender or any affiliate of any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

         "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Obligations": the collective reference to (i) the Term Loan Agreement Obligations, (ii) the Senior Discount Note Obligations, (iii) the Senior Note Obligations, (iv) the Hedge Agreement Obligations, but only to the extent that, and only so long as, the Term Loan




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                                                                               3

Agreement Obligations are secured pursuant hereto and (v) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all collections or distributions or payments with respect to the Collateral.

         "Representative": the collective reference to (i) the Administrative Agent, (ii) the Senior Discount Note Trustee and (iii) the Senior Note Trustee.

         "Satellite Contract": the collective reference to the Loral Agreement and any other agreement with respect to the construction and delivery of a Fourth Satellite.

         "Secured Debt Documents": the collective reference to (i) the Loan Documents, (ii) the Senior Discount Note Indenture and (iii) the Senior Note Indenture.

         "Secured Parties": the collective reference to (i) the Administrative Agent, (ii) the Lenders (and any affiliates of any Lender to which the Hedge Agreement Obligations are owing), (iii) the Senior Discount Note Trustee, (iv) the Senior Discount Note Holders, (v) the Senior Note Trustee and (vi) the Senior Note Holders.

         "Senior Discount Note Holders": the holders, from time to time, of Senior Discount Notes issued pursuant to the Senior Discount Note Indenture.

         "Senior Discount Note Obligations": the collective reference to the unpaid principal of and interest on the Senior Discount Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Senior Discount Notes or the Senior Discount Note Indenture after the maturity of the Senior Discount Notes and interest accruing at the then applicable rate provided in the Senior Discount Notes or the Senior Discount Note Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Senior Discount Note Trustee or any Senior Discount Note Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Discount Notes, the Senior Discount Note Indenture or this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Discount Note Trustee or to the Senior Discount Note Holders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements or instruments).




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                                                                               4

         "Senior Discount Note Trustee": The Bank of New York (as successor to IBJ Whitehall Bank and Trust Company), in its capacity as trustee under the Senior Discount Note Indenture.

         "Senior Note Holders": the holders, from time to time, of Senior Notes issued pursuant to the Senior Note Indenture.

         "Senior Note Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Senior Notes or the Senior Note Indenture after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Senior Notes or the Senior Note Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Senior Note Trustee or any Senior Note Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Notes, the Senior Note Indenture or this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Note Trustee or to the Senior Note Holders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements or instruments).

         "Senior Note Trustee": United States Trust Company of New York, in its capacity as trustee under the Senior Note Indenture.

         "Specified Hedge Agreement": any Hedge Agreement (a) entered into by
(i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, as counterparty, and (b) which has been designated by such Lender and the Borrower, by notice to the Collateral Agent and the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or its Subsidiary thereof, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Obligations.

         "Term Loan Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Term Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Term Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Term Loan Agreement, this Agreement or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on




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                                                                               5

account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         1.2 Other Definitional Provisions. The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     SECTION 2. GRANT OF SECURITY INTEREST

                  The Borrower hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

         (a) the Fourth Satellite;

         (b) all Fourth Satellite Contract Rights;

         (c) all books and records pertaining to the Collateral; and

         (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Borrower hereby represents and warrants to the Collateral Agent and each Secured Party that:

         3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Term Loan Agreement, the Borrower (i) owns the Fourth Satellite Contract Rights and (ii) upon delivery to and acceptance by the Borrower pursuant to the Satellite Contract, will own each other item of Collateral, in each case free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office,




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                                                                               6

except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement.

         3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form), will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Term Loan Agreement which have priority over the Liens on the Collateral by operation of law.

         3.3 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of the Borrower's chief executive office or sole place of business are specified on Schedule 2.

         3.4 Satellite Contract. (a) No consent of any party (other than the Borrower) to the Satellite Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

         (b) The Satellite Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Borrower and, to the knowledge of the Borrower, Space Systems/Loral, Inc., subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Satellite Contract by the Borrower and, to the knowledge of the Borrower, Space Systems/Loral, Inc. other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of the Satellite Contract to any material adverse limitation, either specific or general in nature.

         (d) Neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Satellite Contract is in default in any material respect in the performance or observance of any of the terms thereof.

         (e) The right, title and interest of the Borrower in, to and under the Satellite Contract are not subject to any material defenses, offsets, counterclaims or claims other than claims of Space Systems/Loral, Inc. for payment due from the Borrower under such Contract.

         (f) The Borrower has delivered to the Collateral Agent a complete and correct copy of the Satellite Contract, including all amendments, supplements and other modifications thereto.




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                                                                               7

         (g) No amount payable to the Borrower under or in connection with the Fourth Satellite is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

                              SECTION 4. COVENANTS

         The Borrower covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, and the Commitments shall have terminated:

         4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         4.2 Maintenance of Insurance. (a) The Borrower will, at all times at which it has title or risk of loss, maintain, with financially sound and reputable companies, insurance policies insuring the Fourth Satellite against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Representatives.

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Representatives.

         (c) The Borrower shall deliver to the Collateral Agent and the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent or any Representative may from time to time reasonably request.

         4.3 Maintenance of Perfected Security Interest; Further Documentation.
(a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) The Borrower will furnish to the Collateral Agent and the Representatives from time to time statements and schedules further identifying and describing the assets and property of the Borrower and such other reports in connection with the Collateral as the Collateral Agent or the Representatives may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Collateral Agent or the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (1) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (2) to the extent applicable, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

         4.4 No Additional Liens. The Borrower will not further hypothecate, assign, pledge, encumber, transfer, sell or otherwise dispose of, or grant any option with respect to, or create or suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof, except for the pledge, assignment and security interest created by this Agreement in favor of the Collateral Agent. The inclusion of "Proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Collateral.

         4.5 Changes in Locations, Name, etc. The Borrower will not, except upon 15 days' prior written notice to Collateral Agent and the Administrative Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

         (a) permit the Fourth Satellite to be kept at a location other than the Approved Ground Storage Site;

         (b) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
Section 3.3; or

         (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

         4.6 Notices. The Borrower will advise the Collateral Agent and the Representatives promptly, in reasonable detail, of:

         (a) any Lien on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

         (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         4.7 Satellite Contract. The Borrower will perform and comply in all material respects with all its obligations under the Satellite Contract.

                         SECTION 5. REMEDIAL PROVISIONS

         5.1 Communications with Obligors; Borrower Remains Liable. (a) Each of the Collateral Agent and the Administrative Agent, in its own name or in the name of others, may at any time communicate with the parties to the Satellite Contract to verify with them to the satisfaction of the Collateral Agent or the Administrative Agent, as the case may be, the existence, amount and terms of such Contract.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify parties to the Satellite Contract that the Satellite Contract has been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that any payments in respect thereof shall be made directly to the Collateral Agent.

         (c) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under the Satellite Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under the Satellite Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to the Satellite Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Collateral Agent on behalf of the Secured Parties, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

         5.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral (after the payment of any amounts payable to the Collateral Agent pursuant to Section 6.10(a)), whether or not held in any Collateral Account, for the ratable benefit of the Secured Parties in payment of the Obligations in the manner set forth in the Intercreditor Agreement. Any balance of such proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the ratable payment in whole or in part of the Obligations, in the manner set forth in the Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         5.5 Waiver; Deficiency. The Borrower waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                        SECTION 6. THE COLLATERAL AGENT

         6.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

         (i) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Satellite Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity as directed by the relevant Required Parties (as defined in the Intercreditor Agreement) or as otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under the Satellite Contract or with respect to any other Collateral whenever payable;

         (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iii) execute, in connection with any sale provided for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which are necessary or which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.


         Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Term Loan Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Collateral Agent on demand.

         (d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, the Borrower authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as Administrative Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         6.4 Authority of Collateral Agent. (a) The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         (b) The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Borrower to the Collateral, as to the security afforded by this Agreement or any other document, or, as to the validity, execution, enforceability, legality or sufficiency of this Agreement, or any other document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Borrower or the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income therefor as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession the same degree of care and skill as a prudent person would exercise or use under the circumstances with his or her own property or assets and the duty to account for monies received by it. The Collateral Agent shall not be responsible for perfecting or continuing the perfection of any security interest or lien granted to it hereunder or under any related document or agreement or for filing, re-filing, recording or re-recording any instrument, notice or other document in any public office at any time. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower of any of the covenants or agreements contained herein. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement or any other agreement except for its or such Person's own negligence or willful misconduct. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it if such agent or attorney-in-fact had been selected by it with reasonable care and without negligence or willful misconduct.

         6.5 Reliance by Collateral Agent; Indemnity Against Liabilities, etc.
(a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer or director of such person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

         (b) The Collateral Agent shall be fully protected by each party hereto in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent order or other paper or document delivered by such party that it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or willful misconduct or actual notice to the contrary, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement or any related documents.

         (c) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice, indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

         (d) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity from the Borrower satisfactory to it against the reasonable costs, expenses (including reasonable fees and expenses of its counsel) and liabilities that may be incurred by it in compliance with such request or direction.

         (e) No provision of this Agreement or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         6.6 Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may at any time, by giving 30 (thirty) days' prior written notice to the Borrower and the Secured Parties, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the appointment of a successor by the consent of the Representatives and the Required Lenders and the approval by the Borrower of such successor (which approval will not be unreasonably withheld) and the acceptance of such appointment by such successor.

         (b) If no successor shall be appointed and approved pursuant to Section 6.6(a) within 60 (sixty) days after the date of any resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed as provided above. Any successor Collateral Agent shall be a bank with an office in New York, New York, having a combined capital and surplus of at least US$500,000,000 (five hundred million United States Dollars) that is authorized to perform the function of the Collateral Agent hereunder.

         6.7 Compensation and Expenses. The Borrower agrees to pay to the Collateral Agent from time to time such reasonable compensation as may be agreed by the Collateral Agent and the Borrower for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees, other charges and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution, delivery or administration of this Agreement or the performance by the parties hereto of their respective obligations hereunder or in connection with the enforcement or protection of the rights of the Collateral Agent under this Agreement shall be paid or reimbursed by the Borrower. The Borrower agrees to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expense of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Borrower under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

         6.8 Collateral Held by Collateral Agent. The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

         6.9 Experts and Advisers. (a) The Collateral Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any act or omission on the part of any of them.

         (b) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Borrower or by the Collateral Agent, in relation to any matter arising in the administration of the Collateral.

         (c) An opinion of counsel may be based, insofar as it relates to factual matters of which the Borrower has knowledge, upon the certificate or opinion of or representation by an officer or officers of the Borrower unless such counsel knows the certificate, opinion or representation upon which such counsel's opinion may be based is erroneous, or in the exercise of reasonable care should have known the same was erroneous.

         6.10 Enforcement Expenses; Indemnification. (a) The Borrower agrees to pay, or reimburse the Collateral Agent for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Collateral Agent.

         (b) The Borrower agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) The Borrower agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent or the Secured Parties under or in connection with any of the foregoing; provided that the Borrower shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party, as applicable.

         (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under Secured Debt Documents and the resignation or removal of the Collateral Agent.

                            SECTION 7. MISCELLANEOUS

         7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the Borrower and the Collateral Agent, provided that any provision of this Agreement imposing obligations on the Borrower may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

         7.2 Notices. All notices, requests and demands to or upon the Collateral Agent, the Representatives or the Borrower hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (1) in the case of the Borrower, the Representatives and the Collateral Agent, as follows or (2) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:


         The Borrower:                  Sirius Satellite Radio Inc.
                                        1221 Avenue of the Americas
                                        New York, New York 10020

                                        Attention:  Michael Haynes
                                        Telecopy:  (212) 584-5252
                                        Telephone:  (212) 584-5152


         with a copy to:                Sirius Satellite Radio Inc.
                                        1221 Avenue of the Americas
                                        New York, New York 10020
                                        Attention:  General Counsel
                                        Telecopy:  (212) 584-5353
                                        Telephone:  (212) 584-5180


         The Collateral Agent and
         the Senior Discount Note
         Trustee:                       The Bank of New York
                                        101 Barclay Street
                                        Floor 21 West
                                        New York, New York  10286
                                        Attention:  Corporate Trust Trustee
                                        Administration
                                        Telecopy:  (212) 815-5915


         The Senior Note Trustee:       United States Trust Company of New York
                                        114 West 47th Street
                                        New York, New York  10036
                                        Attention:  Patricia Gallagher
                                        Telecopy:  (212) 852-1626


         The Administrative Agent:      Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York  10285
                                        Attention:  Michael O'Brien
                                        Telecopy:  (212) 526-7691
                                        Telephone:  (212) 526-0437

         7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         7.5 Set-Off. The Borrower hereby irrevocably authorizes the Collateral Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of the Borrower, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of the Borrower to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent or the Secured Parties against the Borrower, in any currency, whether arising hereunder, under any Secured Debt Document or otherwise, as the Collateral Agent may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify the Borrower promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

         7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         7.9 Integration. This Agreement and the other Secured Debt Documents represent the agreement of the Borrower, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

         7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         7.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         7.12 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party;

         (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Secured Debt Documents, and the relationship between the Borrower, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Secured Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Borrower and the Secured Parties.

         7.13 Releases. (a) At such time as the Term Loan Agreement Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Collateral Agent shall deliver to the Borrower any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Term Loan Agreement, then the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

         7.14 WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

                                            SIRIUS SATELLITE RADIO INC.


                                            By:  /s/ Patrick L. Donnelly
                                                 -----------------------
                                                 Name: Patrick L. Donnelly
                                                 Title: Senior Vice President

Acknowledged and Agreed
As of the date first written above,


THE BANK OF NEW YORK, as Collateral
Agent.



By:   /s/ Michael C. Daly
      ------------------------------
      Name: Michael C. Daly
      Title:  Assistant Vice President

                                                                      Schedule 1

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings



Secretary of State, New York

County Clerk, New York County, New York

Secretary of State, California

Secretary of State, Delaware

Appropriate Uniform Commercial Code filings in the jurisdiction where the Approved Ground Storage Site is located

                                  Other Actions

Such other actions as may be required to perfect the security interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Fourth Satellite in the jurisdiction where the Approved Ground Storage Site is located.

                                                                      Schedule 2

       JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF EXECUTIVE OFFICE

                                                                                          Location of Chief
                                                Jurisdiction of Organization               Executive Office
                                                ----------------------------               ----------------
        Sirius Satellite Radio Inc.                       Delaware                 1221 Avenue of the Americas,
                                                                                        New York, NY 10020